Exhibit 99.1
Contact: Cass Investor Relations
ir@cassinfo.com
July 17, 2025
Cass Information Systems reports Second Quarter 2025 Results
ST. LOUIS – Cass Information Systems, Inc. (Nasdaq: CASS) (the Company or Cass) today reported its second quarter 2025 earnings as follows:

($ in thousands, except per share data)

	Quarter Ended June 30, 2025	Quarter Ended March 31, 2025	Quarter Ended June 30, 2024	Six-Months Ended June 30, 2025	Six-Months Ended June 30, 2024
Net income	$8,855	$8,966	$4,484	$17,821	$11,636
Diluted earnings per share	$0.66	$0.66	$0.32	$1.31	$0.84
Return on average equity	15.35%	15.91%	8.01%	15.62%	10.36%
Return on average assets	1.48%	1.51%	0.78%	1.49%	1.00%
Net interest margin	3.78%	3.75%	3.32%	3.76%	3.29%

In announcing these results, Martin Resch, the Company’s President and Chief Executive Officer, noted, “We continue to see year over year improvement in our quarterly results. The growth in interest-earning assets, combined with the continued improvement in net interest margin, is driving significant net interest income gains. This revenue improvement, combined with ongoing efficiency initiatives, led to the profitability growth reported.” Resch added, “The upward momentum in freight rates, the addition of enhanced freight product offerings and onboarding of new clients should provide support to fees. In addition, the successful closing of our TEM business sale will enable us to concentrate on our strengths in financial exchange and information processing and provide capital for other purposes.”

Second Quarter Financial Highlights
(All comparisons refer to the second quarter of 2024, except as noted)

•Net income of $8.9 million, or $0.66 per diluted common share.
•Return on average equity and assets of 15.35% and 1.48%, respectively.
•Increase in net interest margin to 3.78% from 3.32%.
•Increase in net interest income of $3.5 million, or 22.3%.
•Closed on sale of the TEM business resulting in a gain on sale of $3.6 million, combined with a reduction of goodwill and other intangible assets of $5.1 million.
•Sold $34.0 million of corporate investment securities yielding 2.29% at a pretax loss of $3.6 million in an effort to reposition the investment portfolio and improve the net interest margin in future periods.
•Repurchased 140,269 shares of Company stock at weighted average price of $41.79.

Second Quarter 2025 Financial Commentary
On April 7, 2025, the Company signed an Asset Purchase Agreement providing for the sale of its Telecom Expense Management & Managed Mobility Services (“TEM”) business to Asignet USA Inc. The sale closed on June 30, 2025. The Company has applied discontinued operations accounting in accordance with FASB Accounting Standards Codification (“ASC”), Topic 205-20, “Presentation of Financial Statements – Discontinued Operations,” to the assets and liabilities being sold related to the Company's TEM Business Unit as of June 30, 2025 and December 31, 2024, and for the periods ended June 30, 2025, March 31, 2025 and June 30, 2024, as applicable. All financial information in this earnings release is reported on a continuing operations basis, unless otherwise noted.

Transportation Invoice and Dollar Volumes – Transportation invoice volumes of 8.84 million declined 0.5% as compared to the second quarter of 2024 and increased 5.7% as compared to the first quarter of 2025. Transportation dollar volumes were $9.4 billion during the second quarter of 2025, increases of 3.2% as compared to the second quarter of 2024 and 8.4% as compared to the first quarter of 2025. The average dollars per invoice increased to $1,060 in the second quarter of 2025, compared to $1,034 in the first quarter of 2025 and $1,023 in the second quarter of 2024.

Facility Expense Invoice and Dollar Volumes – Facility expense invoice volumes of 4.1 million decreased 1.4% as compared to the second quarter of 2024. Facility expense dollar volumes totaled $5.5 billion during the second quarter of 2025, an increase of 16.1% as compared to the second quarter of 2024. The increase in dollar volumes was due to a combination of higher energy prices and onboarding new clients with high dollar volumes as compared to the related transaction count.

Processing Fees – Processing fees increased $266,000, or 1.6% over the same period in the prior year reflecting flat transportation and facility transaction volumes when comparing the periods.

Financial Fees – Financial fees, earned on a transactional level basis for invoice payment services when making customer payments, decreased $299,000, or 2.9%. The decrease in financial fees was primarily due to a decline in average payments in advance of funding of 17.4%.

Net Interest Income – Net interest income increased $3.5 million, or 22.3%. The increase in net interest income was attributable to the net interest margin improving to 3.78% as compared to 3.32% in the same period last year, in addition to an increase in average interest-earning assets of $131.9 million, or 6.7%.

The Company’s net interest margin improvement was driven by increases in the average yield on loans and investment securities of 38 and 18 basis points, respectively, combined with a decline in the average cost of total deposits of 38 basis points. The increase in loan yield was driven by loan growth at current market interest rates and continued maturing and re-pricing of existing fixed rate loans to current market interest rates. The decline in the cost of total deposits was driven by the reduction in short-term interest rates in the last four months of 2024. The Company generally benefits from a higher interest rate environment due to a large percentage of its funding sources being non-interest bearing.

Provision for Credit Losses - The Company recorded a provision of credit losses of $25,000 during the second quarter of 2025 as compared to $400,000 in the second quarter of 2024. The provision for credit losses for the second quarter of 2025 was largely driven by a $3.4 million increase in nonaccrual loans, partially offset by the decrease in total loans of $24.9 million, or 2.2%, as compared to March 31, 2025.

Loss on Sale of Investment Securities - The Company sold $34.0 million of corporate investment securities with a weighted-average yield of 2.29% at a loss of $3.6 million. These sales occurred at the end of June 2025. The proceeds from these sales will be redeployed into higher yielding interest-earning assets.

Personnel Expenses - Personnel expenses increased $1.5 million, or 5.7%. Salaries and commissions increased 1.2% as a result of merit increases and the December 2024 acquisition of AcuAudit, partially offset by a decrease in average full-time equivalent employees (“FTEs”) of 5.9% due to strategic investments in various technology initiatives. Share-based compensation and employee profit sharing increased $468,000 and $678,000, respectively, due to the improvement in earnings. Other benefits increased $304,000, or 7.1%, due to higher health insurance costs, partially offset by the decline in average FTEs.

Equipment Expense - Equipment expense increased $626,000 primarily due to an increase in depreciation expense on software related to recently completed technology initiatives.

Income from Discontinued Operations - Income from discontinued operations includes a $3.6 million gain on the sale of the TEM business. In addition, the TEM business recognized $1.5 million of other non-recurring fee income during the second quarter of 2025. The Company expects that ongoing consolidated earnings will be neutral from a profitability perspective as the projected net income of the TEM business is expected to be offset by increased interest income from the deployment of the purchase price of $18.0 million into interest-earning assets and the sale of below market yield corporate investment securities

Loans - When compared to March 31, 2025, ending loans decreased $24.9 million, or 2.2%. The Company elected not to replace runoff in its lease financing portfolio during the second quarter of 2025 to generate liquidity for other purposes. Ending loans have increased $35.0 million, or 3.2%, as compared to December 31, 2024.

Payments in Advance of Funding – Average payments in advance of funding decreased $37.0 million, or 17.4%, primarily due to the continued consolidation of freight carriers, partially offset by a 3.2% increase in transportation dollar volumes.

Deposits – Average deposits decreased $36.4 million, or 3.5%, when compared to the second quarter of 2024. The Company has experienced deposit attrition due to a decrease in the overall level of some larger commercial deposits due to client funding needs for acquisitions and other purposes.

Accounts and Drafts Payable - Average accounts and drafts payable increased $147.3 million, or 15.1%. The increase in these balances, which are non-interest bearing, are primarily reflective of the increase in facility and transportation dollar volumes of 16.1% and 3.2%, respectively. Accounts and drafts payable are a significant source of funding generated by payment float from transportation and facility clients.

Shareholders’ Equity - Total shareholders’ equity increased $6.6 million since March 31, 2025 as a result of net income of $8.9 million and a decrease in accumulated other comprehensive loss of $6.8 million primarily related to the fair value of available-for-sale investment securities, partially offset by the repurchase of Company stock of $5.9 million and dividends of $4.1 million.

On July 15, 2025, the Company’s Board of Directors approved a quarterly dividend of $0.31 per share with the dividend payable on September 15, 2025 to shareholders of record on September 5, 2025. The Company’s Board of Directors also authorized the repurchase of up to 500,000 shares of common stock in future periods.
About Cass Information Systems
Cass Information Systems, Inc. is a leading provider of integrated information and payment management solutions. Cass enables enterprises to achieve visibility, control and efficiency in their supply chains, communications networks, facilities and other operations. Disbursing over $90 billion annually on behalf of clients, and with total assets of $2.3 billion, Cass is uniquely supported by Cass Commercial Bank. Founded in 1906 and a wholly owned subsidiary, Cass Commercial Bank provides sophisticated financial exchange services to the parent organization and its clients. Cass is part of the Russell 2000®. More information is available at www.cassinfo.com.
Forward Looking Information

This information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions, and other statements that are not historical facts. Such statements are based on current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include the impact of economic and market conditions, inflationary pressures, risks of credit deterioration, interest rate changes, governmental actions, market volatility, security breaches and technology interruptions, energy prices and competitive factors, among others, as set forth in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Actual results may differ materially from those set forth in the forward-looking statements.

Note to Investors

The Company has used, and intends to continue using, the Investors portion of its website to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors are encouraged to monitor Cass’s website in addition to following press releases, SEC filings, and public conference calls and webcasts.

Consolidated Statements of Income (unaudited)

($ and numbers in thousands, except per share data)

	Quarter Ended June 30, 2025	Quarter Ended March 31, 2025	Quarter Ended June 30, 2024	Six-Months Ended June 30, 2025	Six-Months Ended June 30, 2024
Processing fees	$17,082	$16,469	$16,816	$33,551	$33,675
Financial fees	10,161	9,961	10,460	20,122	21,058
Total fee revenue	$27,243	$26,430	$27,276	$53,673	$54,733

Interest and fees on loans	15,837	15,350	13,592	31,187	26,368
Interest and dividends on securities	4,799	4,147	4,382	8,946	8,819
Interest on short-term investments	3,003	3,893	3,267	6,895	7,708
Total interest income	$23,639	$23,390	$21,241	$47,028	$42,895
Interest expense	4,164	4,116	5,312	8,280	10,490
Net interest income	$19,475	$19,274	$15,929	$38,748	$32,405
Provision for credit losses	(25)	(905)	(400)	(930)	(495)
Loss on sale of investment securities	(3,558)	(18)	(13)	(3,576)	(13)
Other	1,263	1,626	1,185	2,889	2,452
Total revenues	$44,398	$46,407	$43,977	$90,804	$89,082
Salaries and commissions	20,638	19,663	20,393	40,301	39,915
Share-based compensation	918	1,241	450	2,159	1,645
Employee profit sharing	1,583	1,502	901	3,085	2,351
Net periodic pension cost	—	—	191	—	386
Other benefits	4,613	4,873	4,309	9,486	8,854
Total personnel expenses	$27,752	$27,279	$26,244	$55,031	$53,151
Occupancy	669	721	641	1,390	1,317
Equipment	2,562	2,294	1,936	4,856	3,767
Amortization of intangible assets	293	293	173	586	346
Bad debt (recovery) expense	—	(2,000)	1,288	(2,000)	1,288
Other	6,843	6,943	8,127	13,786	14,748
Total operating expenses	$38,119	$35,530	$38,409	$73,649	$74,617
Income from continuing operations, before income tax expense	$6,279	$10,877	$5,568	$17,155	$14,465
Income tax expense	1,119	2,326	1,260	3,445	3,093
Net income from continuing operations	$5,160	$8,551	$4,308	$13,710	$11,372
Income from discontinued operations, net of tax	3,695	415	176	4,111	264
Net income	$8,855	$8,966	$4,484	$17,821	$11,636

Basic earnings per share from continuing operations	$.39	$.64	$.32	$1.03	$.84
Basic earnings per share from discontinued operations	.28	.03	.01	.31	.02
Basic earnings per share	$.67	$.67	$.33	$1.34	$.86

Diluted earnings per share from continuing operations	$.38	$.63	$.31	$1.01	$.82
Diluted earnings per share from discontinued operations	.28	.03	.01	.30	.02
Diluted earnings per share	$.66	$.66	$.32	$1.31	$.84

Share data:
Weighted-average common shares outstanding	13,269	13,398	13,538	13,333	13,534
Weighted-average common shares outstanding assuming dilution	13,518	13,643	13,822	13,580	13,804

Consolidated Balance Sheets (unaudited)

($ in thousands)

	June 30, 2025	March 31, 2025	December 31, 2024
Assets:
Cash and cash equivalents	$218,165	$220,674	$349,728
Securities available-for-sale, at fair value	599,541	576,510	528,021
Loans	1,117,004	1,141,874	1,081,989
Less: Allowance for credit losses	(14,296)	(14,286)	(13,395)
Loans, net	$1,102,708	$1,127,588	$1,068,594
Payments in advance of funding	177,601	175,326	208,530
Premises and equipment, net	30,700	31,748	30,576
Investments in bank-owned life insurance	51,224	50,767	50,325
Goodwill and other intangible assets	20,493	20,786	21,247
Accounts and drafts receivable from customers	60,276	40,465	55,906
Other assets	55,310	60,536	67,741
Assets of discontinued operations	—	14,057	14,413
Total assets	$2,316,018	$2,318,457	$2,395,081

Liabilities and shareholders’ equity:
Deposits
Non-interest bearing	$370,606	$363,798	$251,230
Interest-bearing	633,189	636,277	716,686
Total deposits	$1,003,795	$1,000,075	$967,916
Accounts and drafts payable	1,036,795	1,016,324	1,129,610
Other liabilities	34,606	48,823	46,211
Liabilities of discontinued operations	—	18,988	22,314
Total liabilities	$2,075,196	$2,084,210	$2,166,051

Shareholders’ equity:
Common stock	$7,753	$7,753	$7,753
Additional paid-in capital	204,842	203,755	205,593
Retained earnings	158,005	153,278	148,487
Common shares in treasury, at cost	(97,103)	(91,025)	(87,615)
Accumulated other comprehensive loss	(32,675)	(39,514)	(45,188)
Total shareholders’ equity	$240,822	$234,247	$229,030
Total liabilities and shareholders’ equity	$2,316,018	$2,318,457	$2,395,081

Average Balances (unaudited)

($ in thousands)

	Quarter Ended June 30, 2025	Quarter Ended March 31, 2025	Quarter Ended June 30, 2024	Six-Months Ended June 30, 2025	Six-Months Ended June 30, 2024
Average interest-earning assets	$2,090,366	$2,104,603	$1,958,427	$2,097,445	$2,010,833
Average loans	1,125,899	1,109,526	1,039,461	1,117,758	1,027,854
Average securities available-for-sale	613,782	554,905	589,480	584,506	612,451
Average short-term investments	298,875	383,836	265,291	341,121	308,727
Average payments in advance of funding	176,191	173,590	213,185	174,898	203,761
Average assets	2,402,508	2,408,406	2,308,045	2,405,441	2,344,813
Average non-interest bearing deposits	393,054	405,183	407,079	399,085	427,489
Average interest-bearing deposits	615,921	628,214	638,328	622,034	634,975
Average interest-bearing liabilities	615,932	628,225	638,339	622,045	634,986
Average accounts and drafts payable	1,122,739	1,072,013	975,468	1,107,031	994,709
Average shareholders’ equity	$231,414	$228,615	$225,265	$230,022	$225,967

Consolidated Financial Highlights (unaudited)

($ and numbers in thousands, except ratios and average full-time equivalent employees)

	Quarter Ended June 30, 2025	Quarter Ended March 31, 2025	Quarter Ended June 30, 2024		Six-Months Ended June 30, 2025	Six-Months Ended June 30, 2024
Return on average equity	15.35%	15.91%	8.01%		15.62%	10.36%
Return on average assets	1.48%	1.51%	0.78%		1.49%	1.00%
Net interest margin (1)	3.78%	3.75%	3.32%		3.76%	3.29%
Average interest-earning assets yield (1)	4.58%	4.54%	4.41%		4.56%	4.34%
Average loan yield	5.64%	5.61%	5.26%	5	5.63%	5.16%
Average investment securities yield (1)	3.02%	2.86%	2.84%		2.95%	2.77%
Average short-term investment yield	4.03%	4.11%	4.95%		4.08%	5.02%
Average cost of total deposits	1.66%	1.62%	2.04%		1.64%	1.99%
Average cost of interest-bearing deposits	2.71%	2.66%	3.35%		2.68%	3.32%
Allowance for credit losses to loans	1.28%	1.25%	1.28%		1.28%	1.28%
Non-performing loans to total loans	0.30%	—%	—%		0.30%	—%
Net loan charge-offs to loans	—%	—%	—%		—%	—%
Common equity tier 1 ratio	14.82%	14.11%	14.32%		14.82%	14.32%
Total risk-based capital ratio	15.67%	14.94%	15.08%		15.67%	15.08%
Leverage ratio	10.62%	10.39%	11.32%		10.62%	11.32%
(1) Yields are presented on tax-equivalent basis assuming a tax rate of 21%.

Transportation invoice volume	8,837	8,355	8,879		17,192	17,649
Transportation dollar volume	$9,370,535	$8,643,138	$9,081,343		$18,013,673	$18,020,989
Facility expense transaction volume	4,141	4,225	4,197		8,366	8,311
Facility expense dollar volume	$5,513,143	$5,822,935	$4,750,511		$11,366,078	$9,766,719
Average full-time equivalent employees	989	1,008	1,051		999	1,048

Assets and Liabilities of Discontinued Operations (unaudited)
($ in thousands)

	June 30, 2025	March 31, 2025	December 31, 2024
Assets:
Premises and equipment, net	$—	$3,605	$3,598
Goodwill and other intangible assets, net	—	5,102	5,112
Other assets	—	5,350	5,703
Assets of discontinued operations	$—	$14,057	$14,413

Liabilities:
Accounts and drafts payable	—	16,465	19,665
Other liabilities	—	2,523	2,649
Liabilities of discontinued operations	$—	$18,988	$22,314

Income from Discontinued Operations (unaudited)
($ in thousands)

	Quarter Ended June 30, 2025	Quarter Ended March 31, 2025	Quarter Ended June 30, 2024	Six-Months Ended June 30, 2025	Six-Months Ended June 30, 2024
Revenue:
Processing fees	$3,807	$3,823	$3,941	$7,630	$8,178
Financial fees	475	413	169	888	348
Other fees	1,454	382	503	1,836	660
Gain on sale of TEM business	3,550	—	—	3,550	—
Total revenue	9,286	4,618	4,613	13,904	9,186

Operating expense:
Salaries and commissions	2,858	2,756	2,965	5,614	5,969
Share-based compensation	(16)	43	24	28	56
Other benefits	525	616	624	1,141	1,288
Total personnel expenses	3,367	3,415	3,613	6,783	7,313
Occupancy	180	181	185	361	370
Equipment	49	51	51	100	102
Amortization of intangible assets	9	9	9	18	27
Other	754	434	527	1,186	1,035
Total operating expense	4,359	4,090	4,385	8,448	8,847
Income from discontinued operations, before income tax expense	4,927	528	228	5,456	339
Income tax expense	1,232	113	52	1,345	74
Net income from discontinued operations	$3,695	$415	$176	$4,111	$265

Other Information from Discontinued Operations (unaudited)
($ and numbers in thousands, except average full-time equivalent employees)

	Quarter Ended June 30, 2025	Quarter Ended March 31, 2025	Quarter Ended June 30, 2024	Six-Months Ended June 30, 2025	Six-Months Ended June 30, 2024
Facility expense transaction volume	126	133	139	259	289
Facility expense dollar volume	$244,782	$256,844	$288,772	$501,626	$602,130
Average full-time equivalent employees	116	129	151	123	149